                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Ravens Metal Products, Inc. on Form S-8 filed June 6, 1994 of our report dated June 4, 1996 on our audits of the financial statements and financial statement schedule of Ravens Metal Products, Inc. as of March 31, 1996 and 1995, and for each of the years ended March 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



                                                    /S/ COOPERS & LYBRAND L.L.P.



Akron, Ohio
June 24, 1996





                                       50